Exhibit 4.2

Execution Version

PFIZER INC.

and

THE BANK OF NEW YORK MELLON,

Trustee

FIFTH SUPPLEMENTAL INDENTURE

Dated as of August 18, 2021

to

INDENTURE

Dated as of September 7, 2018

1.750% Notes due 2031

TABLE OF CONTENTS

Page
ARTICLE ONE

DEFINITIONS

Section 101. Definition of Terms	1

ARTICLE TWO

GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 201. Designation and Principal Amount	2
Section 202. Maturity	2
Section 203. Further Issues	2
Section 204. Global Notes	2
Section 205. Interest	2
Section 206. Authorized Denominations	3
Section 207. Redemption	3
Section 208. Appointment of Agents	3

ARTICLE THREE

OPTIONAL REDEMPTION; NO SINKING FUND

Section 301. Optional Redemption by Company	3
Section 302. Par Call	4
Section 303. No Sinking Fund	4

ARTICLE FOUR

FORM OF NOTES

Section 401. Form of Note	4

ARTICLE FIVE

ORIGINAL ISSUE AMOUNT OF NOTES

Section 501. Original Issue Amount of the Notes	5

-i-

ARTICLE SIX

MISCELLANEOUS

Section 601. Ratification of Indenture	5
Section 602. Trustee Not Responsible for Recitals	5
Section 603. Governing Law	5
Section 604. Separability	5
Section 605. Counterparts	5
Section 606. Trust Indenture Act	6
Section 607. Signatures	6

Exhibits
Exhibit A Form of Note

ii

FIFTH SUPPLEMENTAL INDENTURE, dated as of August 18, 2021 (the “Fifth Supplemental Indenture”), between Pfizer Inc., a Delaware corporation (the “Company”), and The Bank of New York Mellon, a New York banking corporation, as trustee (the “Trustee”).

WHEREAS, the Company executed and delivered the indenture, dated as of September 7, 2018, to the Trustee (the “Indenture”), to provide for the issuance of the Company’s unsecured debentures, notes, bonds or other evidences of indebtedness (the “Securities”) in an unlimited aggregate principal amount to be issued from time to time in one or more series as provided therein;

WHEREAS, pursuant to Section 14.01 of the Indenture, the Company desires to provide for the issuance of a new series of its Securities to be known as its 1.750% Notes due 2031 (the “Notes”) and to establish the forms and to set forth the terms of the Notes thereof, as provided in Section 3.01 of the Indenture;

WHEREAS, the Board of Directors of the Company, pursuant to resolutions duly adopted, has duly authorized the issuance of the Company’s debt securities and the Securities Issuance Committee of the Company, pursuant to a resolution duly adopted on August 16, 2021, has duly authorized the issuance of $1,000,000,000 aggregate principal amount of the Notes, and has authorized the proper officers of the Company to execute any and all appropriate documents necessary or appropriate to effect such issuance;

WHEREAS, the Company has requested that the Trustee execute and deliver this Fifth Supplemental Indenture; and

WHEREAS, all things necessary to make this Fifth Supplemental Indenture a valid agreement of the Company, in accordance with its terms, and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been done;

NOW THEREFORE, in consideration of the premises and the purchase and acceptance of the Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the forms and terms of the Notes, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE ONE

DEFINITIONS

Section 101.    Definition of Terms. Unless the context otherwise requires:

(a)    each term defined in the Indenture has the same meaning when used in this Fifth Supplemental Indenture;

(b)    each term defined anywhere in this Fifth Supplemental Indenture has the same meaning throughout;

(c)    the singular includes the plural and vice versa; and

(d)    headings are for convenience of reference only and do not affect interpretation.

ARTICLE TWO

GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 201.    Designation and Principal Amount. There is hereby authorized and established a series of Securities under the Indenture, designated as the “1.750% Notes due 2031”, which is not limited in aggregate principal amount. The aggregate principal amount of the Notes to be issued on the date hereof is set forth in Article Five herein.

Section 202.    Maturity. The Stated Maturity of principal of the Notes is August 18, 2031.

Section 203.    Further Issues. The Company may from time to time, without the consent of the Holders of the Notes, issue additional Notes. Any such additional Notes will have the same ranking, interest rate, maturity date and other terms as the Notes herein provided for. Any such additional Notes, together with the Notes herein provided for, will constitute a single series of Securities under the Indenture. No additional Notes may be issued if an Event of Default has occurred and is continuing with respect to the Notes. The Company will not issue any additional Notes intended to form a single series with the Notes herein provided for unless such additional Notes will be fungible with the Notes herein provided for U.S. federal income tax purposes.

Section 204.    Global Notes. Upon their original issuance, the Notes will be represented by one or more Global Securities registered in the name of Cede & Co., the nominee of The Depository Trust Company (“DTC”). The Company will deposit the Global Securities with DTC or its custodian and register the Global Securities in the name of Cede & Co.

Section 205.    Interest. The Notes will bear interest (computed on the basis of a 360-day year consisting of twelve 30-day months) from August 18, 2021 at the rate of 1.750% per annum, payable semiannually in arrears; interest payable on each Interest Payment Date (as defined in the Indenture) will include interest accrued from August 18, 2021, or from the most recent Interest Payment Date to which interest has been paid or duly provided for; the Interest Payment Dates on which such interest shall be payable are February 18 and August 18, beginning on February 18, 2022; and the Record Date for the interest payable on any Interest Payment Date is the close of business on the February 3 or August 3 (whether or not a Business Day) immediately preceding the relevant Interest Payment Date. If any Interest Payment Date falls on a day that is not a Business Day, the required payment on that day will be due on the next succeeding Business Day as if made on the date the payment was due, and no interest will accrue on that payment for the period from and after that Interest Payment Date to the date of payment on the next succeeding Business Day.

Section 206.    Authorized Denominations. The Notes shall be issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Section 207.    Redemption. The Notes are subject to redemption at the option of the Company as described in Article Three hereof.

Section 208.    Appointment of Agents. The Trustee will initially be the Registrar and Paying Agent for the Notes and will act as such only at its corporate trust offices in the Borough of Manhattan, City of New York.

ARTICLE THREE

OPTIONAL REDEMPTION; NO SINKING FUND

Section 301.    Optional Redemption by Company.

(a)    At the Company’s option, the Notes may be redeemed, in whole, at any time, or in part, from time to time, prior to May 18, 2031 (three months prior to the Stated Maturity of the Notes (the “Par Call Date,” and the date of any such redemption a “Redemption Date”)) at a redemption price to be calculated on the basis of a 360-day year consisting of twelve 30-day months (the “Redemption Price”) equal to the greater of the following amounts:

(i)    100% of the principal amount of the Notes being redeemed on the relevant Redemption Date, and

(ii)    the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed (exclusive of interest accrued to, but excluding, the redemption date) that would be due if such Notes matured on the Par Call Date, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 10 basis points, plus, in each of the cases of (a)(i) and (a)(ii) above, accrued and unpaid interest on the Notes being redeemed to, but excluding, such Redemption Date.

(b)    Notice of any redemption of the Notes shall be given in the manner and otherwise in accordance with the provisions of Section 4.03 of the Indenture. If the Company has given notice of redemption as provided in the Indenture and funds for the redemption of the Notes called for redemption have been made available on the Redemption Date referred to in that notice, such Notes will cease to bear interest on such Redemption Date (unless the Company defaults in the payment of the Redemption Price and accrued and unpaid interest). Any interest accrued to such Redemption Date will be paid as specified in such notice.

(c)    The following defined terms used in this Article Three shall, unless the context otherwise requires, have the meanings specified below.

“Statistical Release” means that statistical release designated “H.15” or any successor publication published daily by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity, or, if such release (or any successor publication) is no longer published at the time of any calculation under the Indenture, then such other reasonably comparable index the Company designates.

“Treasury Rate” means the arithmetic mean (rounded to the nearest one-hundredth of one percent) of the yields displayed for each of the five most recent days published in the most recent Statistical Release under the caption “Treasury constant maturities” for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity of the Notes (assuming the Notes mature on the Par Call Date) as of the Redemption Date. If no maturity exactly corresponds to such remaining life to maturity, yields for the two published maturities most closely corresponding to such remaining life to maturity shall be calculated pursuant to the immediately preceding sentence and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. The Treasury Rate will be calculated on the third business day preceding the date the applicable notice of redemption is given. For the purpose of calculating the Treasury Rate, the most recent Statistical Release published prior to the date of calculation of the Treasury Rate shall be used.

(d)    The Company will notify the Trustee of the Redemption Price promptly after the calculation thereof. The Trustee shall have no responsibility for any calculation or determination in respect of the Redemption Price of any Notes, or any component thereof, and shall be entitled to receive, and fully-protected in relying upon, an Officer’s Certificate from the Company that states such Redemption Price.

Section 302.    Par Call. Any time on or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus, accrued and unpaid interest on the Notes being redeemed to, but excluding, such Redemption Date.

Section 303.    No Sinking Fund. None of the Notes are entitled to the benefit of any sinking fund.

ARTICLE FOUR

FORM OF NOTES

Section 401.    Form of Note. The Notes and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the forms set forth in Exhibit A hereto.

ARTICLE FIVE

ORIGINAL ISSUE AMOUNT OF NOTES

Section 501.    Original Issue Amount of the Notes. Notes in the aggregate principal amount of $1,000,000,000 may, upon execution of this Fifth Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall, upon receipt of a Company Order, authenticate and deliver said Notes as provided in said Company Order.

ARTICLE SIX

MISCELLANEOUS

Section 601.    Ratification of Indenture. The Indenture, as supplemented by this Fifth Supplemental Indenture, is in all respects ratified and confirmed, and this Fifth Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

Section 602.    Trustee Not Responsible for Recitals. The recitals and statements herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Fifth Supplemental Indenture.

Section 603.    Governing Law. This Fifth Supplemental Indenture and each Note shall be governed by and construed in accordance with the laws of the State of New York.

Section 604.    Separability. In case any one or more of the provisions contained in this Fifth Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Fifth Supplemental Indenture or of the Notes, but this Fifth Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 605.    Counterparts. This Fifth Supplemental Indenture, and each of the other documents executed on the date hereof in connection with this Fifth Supplemental Indenture and the authentication and delivery of the Notes, may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Fifth Supplemental Indenture, such other documents and of signature pages by facsimile or electronic format (i.e., “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Fifth Supplemental Indenture and such other documents as to the parties hereto and may be used in lieu of the original Fifth Supplemental Indenture and such other documents for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic format (i.e., “pdf” or “tif”) shall be deemed to be their original signatures for all purposes.

Section 606.    Trust Indenture Act. This Fifth Supplemental Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the Indenture and shall, to the extent applicable, be governed by such provisions. If any provision in this Fifth Supplemental Indenture limits, qualifies or conflicts with another provision of hereof which is required to be included herein by any provisions of the Trust Indenture Act, such required provision shall control.

Section 607.    Signatures. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Fifth Supplemental Indenture or any document to be signed in connection with this Fifth Supplemental Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other state laws based on the Uniform Electronic Transactions Act, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed, all as of the day and year first above written.

PFIZER INC.

By:	/s/ Brian Byala
	Name:	Brian Byala
	Title:	Senior Vice President and Treasurer

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Francine Kincaid
	Name:	Francine Kincaid
	Title:	Vice President

[Signature Page to Fifth Supplemental Indenture]

EXHIBIT A

FORM OF NOTE

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

CUSIP No. 717081 FB4

Pfizer Inc.

1.750% NOTES DUE 2031

No.	$
As revised by the Schedule of Increases or Decreases in Global Security attached hereto

Interest. Pfizer Inc., a Delaware corporation (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of [●] DOLLARS ($[●]), as revised by the Schedule of Increases or Decreases in Global Security attached hereto, on August 18, 2031 and to pay interest thereon from August 18, 2021 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on February 18 and August 18 in each year, commencing February 18, 2022, at the rate of 1.750% per annum, until the principal hereof is paid or made available for payment.

Method of Payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Record Date for such interest, which shall be the February 3 or August 3 immediately preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice thereof having been given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Authentication. Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual or electronic signature of one of its authorized signatories, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:         , 20

PFIZER INC.

By:

Name:

Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Date of authentication:	THE BANK OF NEW YORK MELLON,
as Trustee

By:
Authorized Signatory

[Reverse of Security]

Indenture. This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of September 7, 2018, as supplemented by a Fifth Supplemental Indenture, dated as of August 18, 2021 (as so supplemented, herein called the “Indenture”), between the Company and The Bank of New York Mellon (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $1,000,000,000.

Optional Redemption. At the Company’s option, the Securities of this series may be redeemed in whole, at any time or in part, from time to time prior to May 18, 2031 (three months prior to the Stated Maturity of the Securities (the “Par Call Date,” and the date of any such redemption a “Redemption Date”)). The redemption price (the “Redemption Price”) of the Securities will be equal to the greater of the following amounts:

(a)    100% of the principal amount of the Securities being redeemed on the applicable Redemption Date, and

(b)    the sum of the present values of the remaining scheduled payments of principal and interest on the Securities being redeemed (exclusive of interest accrued to, but excluding, the redemption date) that would be due if such Securities matured on the Par Call Date, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 10 basis points, plus, in each case, accrued and unpaid interest on the Securities being redeemed to, but excluding, such Redemption Date.

Any time on or after the Par Call Date, the Company may redeem the Securities, in whole or in part, at a Redemption Price equal to 100% of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest on the Securities being redeemed to, but excluding, the Redemption Date.

The Redemption Price will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Once notice of redemption is mailed by the Company, the Securities called for redemption will become due and payable on the applicable Redemption Date at the applicable Redemption Price.

For purposes of determining the Redemption Price, the following definitions are applicable:

“Statistical Release” means that statistical release designated “H.15” or any successor publication published daily by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity, or, if such release (or any successor publication) is no longer published at the time of any calculation under the Indenture, then such other reasonably comparable index the Company designates.

“Treasury Rate” means the arithmetic mean (rounded to the nearest one-hundredth of one percent) of the yields displayed for each of the five most recent days published in the most recent Statistical Release under the caption “Treasury constant maturities” for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity of the Securities (assuming the Securities mature on the Par Call Date) as of the redemption date. If no maturity exactly corresponds to such remaining life to maturity, yields for the two published maturities most closely corresponding to such remaining life to maturity shall be calculated pursuant to the immediately preceding sentence and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. The Treasury Rate will be calculated on the third business day preceding the date the applicable notice of redemption is given. For the purpose of calculating the Treasury Rate, the most recent Statistical Release published prior to the date of calculation of the Treasury Rate shall be used.

The Company will notify the Trustee of the Redemption Price promptly after the calculation thereof. The Trustee shall have no responsibility for any calculation or determination in respect of the Redemption Price of any Notes, or any component thereof, and shall be entitled to receive, and fully-protected in relying upon, an Officer’s Certificate from the Company that states such Redemption Price

Notice of any redemption will be mailed at least 10 days but not more than 60 days before the Redemption Date to each registered Holder of the Securities to be redeemed. Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Securities or portions of the Securities called for redemption. If fewer than all of the Securities are to be redeemed, the Trustee will select pro rata, by lot or by such other method as the Trustee shall deem fair and appropriate, the particular Securities or portions thereof for redemption from the outstanding Securities not previously called.

Except as set forth above, the Securities will not be redeemable by the Company prior to maturity and will not be entitled to the benefit of any sinking fund.

Defaults and Remedies. If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

Amendment, Modification and Waiver. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of all series at the time Outstanding affected thereby (voting as one class). The Indenture contains provisions permitting the Holders of not less than a majority in principal amount of the Outstanding Securities of all series, with respect to which any default under the Indenture shall have occurred and be continuing (voting as one class), on behalf of the Holders of all the Outstanding Securities of such series, to waive, with certain exceptions, such past default with respect to such series and its consequences. The Indenture also permits the Holders of not less than a majority in principal amount of the Outstanding Securities of any series, on behalf of the Holders of all Outstanding Securities of such series, to waive compliance by the Company with certain provisions of the Indenture. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

Restrictive Covenants. The Indenture does not limit unsecured debt of the Company or any of its Subsidiaries.

Denominations, Transfer and Exchange. The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and in integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the Registrar accompanied by a written request for transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Persons Deemed Owners. Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Miscellaneous. The Indenture and this Security shall be governed by and construed in accordance with the law of the State of New York.

All terms used in this Security and not defined herein shall have the meanings assigned to them in the Indenture.

The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Security or any document to be signed in connection with this Security shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other state laws based on the Uniform Electronic Transactions Act, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of increase in Principal Amount of this Global Security	Amount of decrease in Principal Amount of this Global Security	Principal Amount of this Global Security following each decrease or increase	Signature of authorized signatory of Trustee